85 Livingston Avenue
Roseland, NJ 07068-1785
973-994-6666/Fax 973-994-0337
www.rkco.com
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   New York o Roseland o Beverly Hills o San Franosco o Walnut Creek o Dallas
                            Denver o Cayman Islands

                  [ROTHSTEIN KASS & COMPANY, P.C. LOGO OMITTED]

                                                ROTHSTEIN KASS & COMPANY, P.C.
                                                CERTIFIED PU5LIC ACCOUNTANTS


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 17, 2004, relating to the consolidated financial statements of Stronghold Technologies, Inc. and Subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                              /s/ ROTHSTEIN KASS & COMPANY, P.C.


Roseland, New Jersey
July 19, 2004


                    Member AGN Affiliated Offices Worldwide